Exhibit 33.2
                                  ------------

          ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA


     Treasury Bank, a division of Countrywide Bank, NA (the "Company") provides this platform-level assessment, for which the Company participated in servicing functions, as such term is described under Title 17, Section
229.1122 of the Code of Federal Regulations ("Item 1122 of Regulation AB"), of compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission in regard to the following servicing platform for the following period:

     Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) HELOC and other residential mortgage-backed securities issued on or after January 1, 2006 for which the Company provides custodial operations of pool assets and related documents, collectively "Servicing Functions" and for which the related issuer has a fiscal year end of December 31, 2006. The platform excludes any transactions issued by any government sponsored enterprise for which the Company provides Servicing Functions. For purposes of this assessment, the publicly-issued residential mortgage-backed securities transactions included in the Company's servicing platform for the following period are described on the attached Schedule A.

     Period: as of and for the year ended December 31, 2006.

     Applicable Servicing Criteria: Regulation AB Items 1122(d)(4)(i) and 1122(d)(4)(ii).

     With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing
Criteria:


     1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

     2. The Company has assessed compliance with the Applicable Servicing Criteria.

     3. Other than as identified on Schedule B hereto, as of and for the Period, the Company was in material compliance with the Applicable Servicing Criteria.

     KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance.

                                                TREASURY BANK, A DIVISION OF
                                                COUNTRYWIDE BANK, N.A.

                                                By: /s/ Teresita Que
                                                   -----------------------------
                                                   Teresita Que

                                                Its:  Executive Vice President


                                                Dated: February 28, 2007

                                                By: /s/ Maria S. Garner
                                                   -----------------------------
                                                   Maria S. Garner

                                                Its:  First Vice President

                                                Dated: February 28, 2007


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



                                                                      Schedule A
                                                                      ----------

List of Residential   Mortgage-Backed   Securities   Defined  by  Management As
--------------------------------------------------------------------------------
Constituting the Platform
-------------------------

CWHEQ Revolving Home Equity Loan Trust, Series 2006-A

CWHEQ Revolving Home Equity Loan Trust, Series 2006-B

CWHEQ Revolving Home Equity Loan Trust, Series 2006-C

CWHEQ Revolving Home Equity Loan Trust, Series 2006-D

CWHEQ Revolving Home Equity Loan Trust, Series 2006-E

CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

CWHEQ Revolving Home Equity Loan Trust, Series 2006-G

CWHEQ Revolving Home Equity Loan Trust, Series 2006-H

CWHEQ Revolving Home Equity Loan Trust, Series 2006-I

BSALTA 2006-5

BSALTA 2006-6

BSALTA 2006-7

BSARM 2006-4

SAMI 2006-AR4

SAMI 2006-AR6

SAMI 2006-AR7

SAMI 2006-AR8


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

                                                                      Schedule B
                                                                      ----------

                       Material Instances of Noncompliance
                       -----------------------------------

No material instances of noncompliance: the Company has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2006.


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